Exhibit 23.01


          KPMG Peat Marwick LLP
               Certified Public Accountants

               3100 Two Union Square
               601 Union Street
               Seattle, WA 98101-2327




                            INDEPENDENT AUDITORS' CONSENT



          The Board of Directors
          The Hillhaven Corporation:


          We consent to incorporation by reference in the Registration Statement on Form S-3 of The Hillhaven Corporation of our report dated July 8, 1994, relating to the consolidated balance sheets of The Hillhaven Corporation and subsidiaries as of May 31, 1994 and 1993, and the related consolidated statements of operations, cash flows, and stockholders' equity for each of the years in the three-year period ended May 31, 1994, and all related schedules, which report appears in the May 31, 1994 annual report on Form 10-K of The Hillhaven Corporation and to the reference to our firm under the heading "Experts" in the prospectus.

          Our report refers to a change in the method of accounting for income taxes effective June 1, 1992.




                                        /s/ KPMG Peat Marwick LLP



          Seattle, Washington
          January 10, 1995